UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 6, 2023

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQU	The Nasdaq Stock Market, LLC
Class A Common Stock, par value $0.0001 per share	INAQ	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the annual meeting of stockholders held on September 6, 2023 (the “Annual Meeting”), Insight Acquisition Corp. (the “Company”) filed a Second Amendment (the “Second Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on September 6, 2023 to modify the terms and extend the date (the “Business Combination Period”) by which the Company has to consummate an initial business combination (the “Business Combination”) from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter.

The Second Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 6, 2023, the Company held the Annual Meeting. On August 15, 2023, the record date for the Annual Meeting, there were 8,848,607 shares of common stock of the Company entitled to be voted at the Annual Meeting, consisting of 7,948,607 shares of Class A common stock and 900,000 shares of Class B common stock voting together as a single class. At the Annual Meeting there were 7,139,201 shares of common stock of the Company or 80.682 % of which were represented in person or by proxy.

Proposal No. 1. The Charter Amendment Proposal.

A proposal to amend (the “Second Extension Amendment”) the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), to extend the date by which the Company has to consummate a business combination (the “Extension”) for up to nine (9) additional one (1) month extensions or from September 7, 2023 up to June 7, 2024 (the “Extended Termination Date”) in exchange for the Company depositing the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account as defined in the Charter for each one-month extension. Adoption of the Charter Amendment Proposal required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,962,406	176,975	0	0

Proposal No. 2. The Director Proposal.

A proposal to elect one (1) director, David Brosgol, to serve until 2026 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death. Adoption of the Directors Proposal required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock. The voting results were as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
David Brosgol	6,962,406	176,975	0

Proposal No. 3. The Auditor Proposal.

A proposal to ratify the appointment of WithumSmith+Brown PC, as our independent registered public accounting firm for the year ending December 31, 2023. Adoption of the Auditor Proposal required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,139,201	0	0	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Annual Meeting on September 6, 2023, 1,847,662 shares were tendered for redemption.

On September 7, 2023, the Company deposited $20,000 in the Trust Account to extend the Business Combination Period from September 7, 2023 to October 7, 2023.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1	Second Amendment to the Amended and Restated Certificate of Incorporation of Insight Acquisition Corp., dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2023

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman

3